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                                                                    EXHIBIT 23.3

                          CONSENT OF AGENT FOR SERVICE

  We consent to our being named as agent for service for Optimal Robotics Corp. in this registration statement.

  Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

                                          CT Corporation System

                                               /s/ Thomas Baldwin
                                          By: ___________________________
                                          Name: Thomas Baldwin
                                          Title:Customer Specialist
February 23, 2000